UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2016

IXIA
(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 818.871.1800
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 25, 2016 (the “Third Amendment Effective Date”), Ixia (the “Company”) and certain of its subsidiaries, as guarantors (the “Guarantors”), Silicon Valley Bank, as administrative agent, swingline lender, and letter of credit issuer (the “Administrative Agent”), and the lenders party thereto (the Administrative Agent and such other lenders hereinafter collectively referred to as the “Lenders”) entered into a Third Amendment to Amended and Restated Credit Agreement effective as of such date (the “Third Amendment”). The Third Amendment amended the Amended and Restated Credit Agreement dated as of March 2, 2015, as amended, among the Company, the Guarantors, the Administrative Agent, and the lenders party thereto (as amended to date, the “Credit Agreement”).
The Third Amendment, among other modifications:

•
increases the available amount of the revolving credit facility provided under the Credit Agreement (the “Revolving Credit Facility”) by $75,000,000, such that the maximum aggregate available amount of the Revolving Credit Facility has increased from $75,000,000 to $150,000,000,

•	extends the maturity date of the Revolving Credit Facility from February 15, 2018 to February 15, 2020,

•	modifies the Company’s financial covenants to increase the maximum consolidated total leverage ratio permitted as of the end of each fiscal quarter,

•
permits the Company to fund cash acquisitions in an aggregate amount of up to $200,000,000, subject to certain limitations, including the requirement that, after giving effect to an acquisition, the Company’s available liquidity, as defined in the Credit Agreement, exceeds $50,000,000, and

•
includes an accordion feature for the Revolving Credit Facility, such that the Revolving Credit Facility may, upon the Company’s request and subject to certain conditions, including the receipt of increased commitments from the Lenders or additional lenders, be increased by an aggregate amount of up to $100,000,000.

As of the date of the filing of this Current Report on Form 8-K (this “Form 8-K”) with the Securities and Exchange Commission (the “SEC”), no amounts are outstanding under the Revolving Credit Facility, and $38,500,000 in principal amount is outstanding under the term loan provided under the Credit Agreement. The maturity date for the term loan (i.e., February 15, 2018) was not modified by the Third Amendment.
Some of the Lenders and/or their affiliates may have or may have had various relationships with the Company and/or its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting, and/or commercial banking services, for which the Lenders and/or their affiliates may receive or may have received customary fees and, in some cases, out-of-pocket expenses.
The foregoing description of the Third Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein. The Third Amendment includes as Annex A thereto a conformed copy of the Credit Agreement, as amended to date, including as a result of the changes effected by the Third Amendment.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On January 27, 2016, the Company issued a press release in which the Company announced that it had entered into the Third Amendment as reported in “Item 1.01 Entry into a Material Definitive Agreement” above. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Form 8-K.
The information in this Item 7.01 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The following Exhibits are filed or furnished, as applicable, as part of this Form 8-K:

Exhibit No.	Description
10.1
Third Amendment to Amended and Restated Credit Agreement dated as of January 25, 2016, by and among Ixia, as the Borrower, Anue Systems, Inc., BreakingPoint Systems, Inc., Catapult Communications Corporation, Net Optics, Inc., Net Optics IL LLC, and VeriWave, Inc., as the Guarantors, Silicon Valley Bank, as Administrative Agent, and the Lenders Party Thereto

99.1	Press Release of the Company dated January 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated:	January 29, 2016	By:	/s/ Brent Novak
Brent Novak
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Third Amendment to Amended and Restated Credit Agreement dated as of January 25, 2016, by and among Ixia, as the Borrower, Anue Systems, Inc., BreakingPoint Systems, Inc., Catapult Communications Corporation, Net Optics, Inc., Net Optics IL LLC, and VeriWave, Inc., as the Guarantors, Silicon Valley Bank, as Administrative Agent, and the Lenders Party Thereto

99.1	Press Release of the Company dated January 27, 2016